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EXHIBIT 10.1

                                 NORDSTROM, INC.
                             1997 STOCK OPTION PLAN
                       (As amended on February 17, 1998*)

1. Purposes of the Plan. The purposes of this 1997 Nordstrom Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility with Nordstrom, Inc. (the "Company"), to provide additional incentive in the form of options to purchase the Company's shares of common stock, no par value per share (the "Common Stock"), shares of restricted Common Stock or performance shares based on the value of Common Stock (the "Benefits") to employees of the Company or any parent or subsidiary of the Company which now exists or hereafter is organized or acquired by or acquires the Company, and to promote the success of the business.

2. Eligibility. Any employee of the Company or any parent or subsidiary of the Company may receive Benefits under the Plan.

3. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or a subcommittee thereof (the "Committee"). The Committee shall either (i) consist solely of two or more directors of the Company who are "non-employee directors" as defined under
Section 16 under the Securities Exchange Act of 1934, as amended and "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, or (ii) cause any director who is not a non-employee or outside director to abstain from any action by the Committee related to granting Benefits to executive officers of the Company. The Board of Directors may also appoint one or more separate committees of the Board of Directors who may administer the Plan with respect to employees who are not executive officers of the Company.

4. Effective Date and Termination of Plan. Subject to shareholder approval, the effective date of the Plan is May 20, 1997. The Plan shall terminate when all shares of stock subject to Benefits granted under the Plan shall have been acquired or on May 19, 2007, whichever is earlier, or at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations arising under Benefits granted under the Plan and then in effect.

5. Shares Subject to the Plan. The Common Stock subject to Benefits authorized to be granted under the Plan shall consist of 10,000,000 shares of Common Stock, no par value, or the number and kind of shares of Common Stock or other securities which shall be substituted or adjusted for such shares as provided in Section 8. All or any shares of Common Stock subject to Benefits which for any reason terminate may again be made subject to Benefits under the Plan.

6. Grant, Terms and Conditions of Options. The Committee may grant incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended and non-qualified stock options at any time and from time to time prior to the termination of the Plan to those employees of the Company or any parent or subsidiary of the Company who, in the Committee's judgment, are largely responsible through their judgment, interest, ability and special efforts for the successful conduct of the Company's operations. However, no participant shall be granted options in any year to purchase more than 400,000 shares of Common Stock as adjusted as provided in Section 9.

    No participant shall have any rights as a shareholder of the Company with respect to any Common Stock underlying any option granted hereunder until those shares have been issued. Each option shall be evidenced by a written stock option agreement which will expressly identify the option as an incentive stock option or as a non-qualified stock option. Furthermore, the grant of an incentive option pursuant to the Plan shall in no way be construed as an alternative to the right of an optionee to purchase stock pursuant to any present or future grant of a non-qualified option under any of the Company's current or future stock option plans. Options granted pursuant to the Plan need not be identical but each option is subject to the terms of the Plan and is subject to the following terms and conditions:

          6.1 Price. The exercise price of each option granted under the Plan shall be at least equal to the fair market value of the Common Stock on the date of grant, as determined by the Committee. The exercise price may be paid as determined by the Committee.

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          6.2  Duration and Exercise or Termination of Option.  Each option granted under the Plan shall be exercisable in such manner and at such times as the Committee shall determine. Each option granted must expire within a period of ten (10) years from the grant date.

          6.3 Transferability of Options. Each option shall be transferable only by will or the laws of descent and distribution except and unless the option provides for additional rights to transfer.

          6.4 Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, shall be repriced, and nothing contained in the Plan shall confer upon any participant any right to continue in the Company's employ or service nor limit in any way the Company's right to terminate his or her employment or service at any time.

7. Grant, Terms and Conditions of Restricted Common Stock. The Committee may grant shares of Common Stock with such restrictions, terms and conditions as may be determined in the sole discretion of the Committee; provided, however, that if the only restriction attached to the grant is vesting based on the lapse of time, the minimum period for full vesting of the grant shall be three years. Grants of shares of restricted Common Stock shall be made at such cost as the Committee shall determine and may be issued for no monetary consideration, subject to applicable state law. Shares of restricted Common Stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but may be subject to forfeiture until provided otherwise in the applicable restricted stock agreement. Each certificate representing shares of restricted Common Stock shall bear a legend referring to the risk of forfeiture of the shares and stating that such shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of restricted stock from the date of grant. No participant shall be granted more than 400,000 shares of restricted Common Stock in any year, as adjusted as provided in Section 9.

8. Grant, Terms and Conditions of Performance Share Units. The Committee may grant performance share units which shall entitle the participant to shares of Common Stock or cash in lieu thereof (the "Performance Shares") upon the achievement of such performance goals as may be established by the Committee at the time of grant based on any one or combination of the following performance criteria: (a) achievement of a specified percentage increase or quantitative level in the Company's shareholder return as compared to the S&P Retail Store Composite or other comparator group, (b) achievement of a specified percentage increase or quantitative level in the trading price of the Company's Common Stock, (c) achievement of a specified percentage increase or quantitative level in the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on capital employed or return on assets) of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities,
(d) achievement of a specified percentage increase or quantitative level in the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities, or (e) achievement of a specified percentage increase or quantitative level in the internal or external market share of a product or line of products. At such time as it is certified by the Committee that the performance goals established by the Committee have been attained or otherwise satisfied, the Committee shall authorize the payment of cash in lieu of Performance Shares or the issuance of Performance Shares registered in the name of the participant, or both.

  If the participant's employment with the Company or any parent or subsidiary of the Company, as the case may be, is terminated before the end of the period of time, designated by the Committee, over which Performance Shares may be earned (a "Performance Cycle") for any reason other than retirement, disability, or death, the participant shall forfeit all rights with respect to any Performance Shares that were being earned during the Performance Cycle.
The Committee, in its sole discretion, may establish guidelines providing that if a participant's employment is terminated before the end of a Performance Cycle by reason of disability, or death, the participant shall be entitled to a prorated payment with respect to any Performance Shares that were being earned during the Performance Cycle. If the participant's employment is terminated before the end of a Performance Cycle by reason of retirement, the participant's rights with respect to any Performance Shares being earned during the Performance Cycle shall continue as if the participant's employment had continued through the end of the Performance Cycle. No participant shall be granted Performance Shares for more than 400,000 shares of Common Stock in any year, as adjusted as provided in Section 9.

9. Adjustment Upon Changes in Capitalization/Change in Control. The number and kind of shares of Common Stock subject to Benefits under the Plan shall be appropriately adjusted along with a corresponding adjustment in the option exercise price, if applicable, to reflect any stock dividend, stock split, split-up or any combination or exchange of shares, however accomplished. An appropriate adjustment shall also be made with respect to the aggregate number and kind of shares available for grant under the Plan. If the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or shares by means of a sale, a reorganization, a liquidation, or otherwise, all options shall become immediately exercisable with respect to the full number of shares subject to those options, all restrictions on any shares of restricted stock granted under the Plan shall be immediately removed and all Performance Shares shall be earned as if the applicable performance goals had been attained or otherwise satisfied.

10. Withholding. To the extent required by applicable federal, state, local or foreign law, a participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise pursuant to Benefits granted under the Plan. The Company shall not be required to issue shares until such obligations are satisfied. The Committee may (but shall not be required to) permit these obligations to be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to the participant or by delivering shares previously owned by the participant.

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11. Amendment and Termination.  The Board of Directors may amend or terminate the Plan as desired, without further action by the Company's shareholders, except to the extent required by applicable law.

* Note: As restated to reflect a two-for-one stock split of the Company's common stock declared on May 19, 1998 in the form of a share dividend, payable on June 30, 1998 to all shareholders of record on June 8, 1998.